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                                                                    EXHIBIT 11.1

                    RUSH ENTERPRISES, INC. AND SUBSIDIARIES

           COMPUTATION OF NET INCOME AND PRO FORMA EARNINGS PER SHARE
              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)

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
                                                                        THREE MONTHS ENDED                NINE MONTHS ENDED
                                                                          SEPTEMBER 30,                     SEPTEMBER 30,
                                                                 -------------     -------------   -------------   -------------
                                                                     1996               1995            1996           1995
                                                                 -------------     -------------   -------------   -------------
PRIMARY EARNINGS PER SHARE CALCULATION

  Income from continuing operations                              $       1,537     $       1,506   $       4,595   $       4,086
  Income from discontinued operations                                      -0-                 1             -0-           1,561
                                                                 -------------     -------------   -------------   -------------
  Net income                                                     $       1,537     $       1,506   $       4,595   $       5,647
                                                                 =============     =============   =============   =============
  Weighted average number of common shares outstanding                   6,640             3,750           4,909           3,750
  Weighted average number of common share equivalents
      applicable to stock options                                          -0-               -0-             -0-             -0-
                                                                 -------------     -------------   -------------   -------------
  Common shares and common share equivalents                             6,640             3,750           4,909           3,750
                                                                 =============     =============   =============   =============
  Earnings per share - Primary
      From continuing operations                                 $         .23     $         .40   $         .94   $        1.09
      From discontinued operations                                         -0-               -0-             -0-             .41
                                                                 -------------     -------------   -------------   -------------
      Net income                                                 $         .23     $         .40   $         .94   $        1.50
                                                                 =============     =============   =============   =============
FULLY-DILUTED EARNINGS PER SHARE CALCULATION

  Income from continuing operations                              $       1,537     $       1,506   $       4,595   $       4,086
  Income from discontinued operations                                      -0-               -0-             -0-           1,561
                                                                 -------------     -------------   -------------   -------------
  Net income                                                     $       1,537     $       1,506   $       4,595   $       5,647
                                                                 =============     =============   =============   =============
  Weighted average number of common shares outstanding                   6,640             3,750           4,909           3,750
  Weighted average number of common share equivalents
      applicable to stock options                                          -0-               -0-             -0-             -0-
                                                                 -------------     -------------   -------------   -------------
  Common shares and common share equivalents                             6,640             3,750           4,909           3,750
                                                                 =============     =============   =============   =============
  Earnings per share - Fully diluted (1)
      From continuing operations                                 $         .23     $         .40   $         .94   $         .69
      From discontinued operations                                         -0-               -0-             -0-             .41
                                                                 -------------     -------------   -------------   -------------
      Net income                                                 $         .23     $         .40   $         .94   $        1.10
                                                                 =============     =============   =============   =============
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      (1) This calculation is submitted in accordance with item 601(b)11 of regulation S-K although it is not required by APB Opinion No. 15 because it results in dilution of less than 3%.

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
PRO FORMA EARNINGS PER SHARE

  Pro forma income from continuing operations after provision
     for income taxes                                                              $         934   $       3,661   $       2,533

  Weighted average shares of common stock outstanding                                      3,750           4,909           3,750
  Pro forma shares issued at offering price to pay undistributed
     S corporation earnings                                                                  547             328             547
                                                                                   -------------   -------------   -------------
  Pro forma weighted average shares outstanding                                            4,297           5,237           4,297
                                                                                   -------------   -------------   -------------
  Pro forma income from continuing operations per share                            $         .22   $         .70   $         .59
                                                                                   =============   =============   =============
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